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                                                                    EXHIBIT 23.4

                             [LOGO OF CHAUHAN & CO.]


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation our report dated September 3rd, 2001 relating to the balance sheet and the related income statement of SeraNova India Pvt. Ltd. for the year ended March 31, 2001, in the Annual Reporting Form 20-F of Silverline Technologies Limited for the fiscal years ended March 31, 2002.


Place: Hyderabad                         For M/S. S. D. Chauhan & Co.
Date:  14th February, 2003                  Chartered Accountants

                                         /s/ S. D. Chauhan

                                         (S. D. Chauhan -- Proprietor)
                                             (Mem. No. 100/34827)